                                                             EXHIBIT 10.16




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                      NEBRASKA INVESTMENT FINANCE AUTHORITY
                                    (Issuer)



                                       and



                         Transcrypt International, Ltd.
                                    (Company)



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                                 LOAN AGREEMENT

                          Dated as of January 15, 1994
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                                    $850,000
                      Nebraska Investment Finance Authority
                      Industrial Development Revenue Bonds
                    (Transcrypt International, Ltd., Project)
                                   Series 1994


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      THIS INSTRUMENT ALSO CONSTITUTES A SECURITY AGREEMENT
      UNDER THE NEBRASKA UNIFORM COMMERCIAL CODE

                                 LOAN AGREEMENT


                                Table of Contents

            The Table of Contents for this Loan Agreement is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provision of this Loan Agreement.

                                                                          Page
ARTICLE I         DEFINITIONS AND INTERPRETATION

      Section 1.01      Terms Defined in this Loan Agreement                2
      Section 1.02      Construction and Interpretation                     6

ARTICLE II        REPRESENTATIONS

      Section 2.01      Representations by the Issuer                       7
      Section 2.02      Representations by the Company                      8

ARTICLE III       CONSTRUCTION OF THE PROJECT; ISSUANCE OF THE
                     BONDS AND APPLICATION OF BOND PROCEEDS

      Section 3.01      Agreement to Issue Bonds and
                          Application of Bond Proceeds                      10
      Section 3.02      Agreement to Construct the Project                  10
      Section 3.03      Project Costs                                       11
      Section 3.04      Company Required to Pay Project Costs
                          in Event Bond Proceeds Insufficient               11
      Section 3.05      Additional Security for Company's
                          Obligations                                       11
      Section 3.06      Consent to Assignment of Agreement
                          and Grant of Security                             11

ARTICLE IV        TERMS OF LOAN AND NOTE; PAYMENT, PREPAYMENT

      Section 4.01      Terms of Loan and Note                              12
      Section 4.02      Payments on the Note                                12
      Section 4.03      Place of Payments                                   12
      Section 4.04      Additional Payments                                 12
      Section 4.05      Company's Obligations Unconditional                 13
      Section 4.06      Interest on Unpaid Payments                         14
      Section 4.07      Prepayment of Note; Redemption of
                          Series 1994 Bonds                                 14

      Section 4.08      Company's Remedies                                  15

ARTICLE V         USE, MAINTENANCE, CHARGES AND INSURANCE

      Section 5.01      Use of Project                                      15
      Section 5.02      Inspection of Project                               16
      Section 5.03      Maintenance of Property by Company                  16
      Section 5.04      Alterations                                         16
      Section 5.05      Liens                                               16
      Section 5.06      Taxes, Other Governmental Charges
                          and Utility Charges                               17
      Section 5.07      Insurance Required                                  17
      Section 5.08      No Suits if Loss Covered by Insurance               19

ARTICLE VI        DAMAGE, DESTRUCTION AND CONDEMNATION

      Section 6.01      Damage and Destruction                              19
      Section 6.02      Application of Insurance Proceeds                   19
      Section 6.03      Application of Condemnation Award                   20
      Section 6.04      Release of Proceeds                                 21
      Section 6.05      Net Proceeds Insufficient                           21

ARTICLE VII       SPECIAL COVENANTS

      Section 7.01      Granting Easements                                  21
      Section 7.02      Prepayment of the Bonds                             22
      Section 7.03      To Observe Laws, Ordinances and
                          Regulations                                       22
      Section 7.04      Further Assurances                                  22
      Section 7.05      Observance of Covenants and Terms of
                          the Trust Indenture and Deed of Trust             23
      Section 7.06      Financial Covenants                                 23
      Section 7.07      Company to Maintain its Properties                  24
      Section 7.08      Release and Indemnification                         24
      Section 7.09      Tax Covenants                                       25
      Section 7.10      Waiver of Covenants                                 29

ARTICLE VIII      ASSIGNMENT, SUBLEASING AND SELLING

      Section 8.01      Assignments and Subleasing by
                          the Company                                       29
      Section 8.02      Partial Release of Collateral                       29

ARTICLE IX        EVENTS OF DEFAULT AND REMEDIES

      Section 9.01      Events of Default                                   30
      Section 9.02      Remedies on Default                                 32
      Section 9.03      Liability of Company Unconditional                  32
      Section 9.04      Access to the Project Upon Default                  32
      Section 9.05      No Default Unless Bond Outstanding                  33
      Section 9.06      Remedies Cumulative, Delay Not to
                          Constitute Waiver                                 33
      Section 9.07      Agreement to Pay Attorneys' Fees and
                          Expenses                                          33
      Section 9.08      Recognition of Security Interest in
                          Pledge of Revenues and Income                     34
      Section 9.09      Exercise of the Issuer's Remedies                   34

ARTICLE X         COMPANY'S OPTIONS AND OBLIGATIONS
                    TO PURCHASE                                             34

ARTICLE XI        AMENDMENTS                                                36

ARTICLE XII       CONSTRUCTION AND ENFORCEMENT

      Section 12.01     Performance of Company's Obligations                37
      Section 12.02     Governing Law                                       37
      Section 12.03     No Pecuniary Liability of the Issuer                37
      Section 12.04     Assignment of Note; Company
                          Unconditionally Obligated                         37
      Section 12.05     No Rights to Set-Off                                38
      Section 12.06     Delegation of Duties                                38
      Section 12.07     Reference to Series 1994 Bonds
                          Ineffective After Series 1994
                          Bond Paid                                         38
      Section 12.08     Severability                                        38
      Section 12.09     Benefit of Bondholders                              39
      Section 12.10     Further Limitations                                 39

ARTICLE XIII      MISCELLANEOUS

      Section 13.01     Access                                              40
      Section 13.02     Binding Effect                                      40
      Section 13.03     Counterparts                                        40
      Section 13.04     Notices                                             40

                                 LOAN AGREEMENT


            This LOAN AGREEMENT is dated January 15, 1994, by and between the Nebraska Investment Finance Authority ("Issuer"), as lender, and TRANSCRYPT INTERNATIONAL, LTD. ("Company"), a Nebraska limited partnership, as Borrower.


                              W I T N E S S E T H:

            WHEREAS, Issuer is a body politic and corporate, not a state agency but an independent instrumentality exercising essential public functions, organized and existing under the laws of the State of Nebraska, with lawful power and authority to enter into this Loan Agreement;

            WHEREAS, Issuer, in furtherance of the purposes and pursuant to the provisions of Sections 58-201 et. seq., Reissue Revised Statutes of Nebraska, 1943, as amended (collectively the "Act"), has authorized the issuance of its $850,000 Industrial Development Revenue Bonds (Transcrypt International, Ltd., Project) Series 1994, dated January 15, 1994;

            WHEREAS, Issuer has proposed and does hereby propose that it shall:

      (a) Issue Eight Hundred Fifty Thousand Dollars ($850,000) in aggregate principal amount of its Industrial Development Revenue Bonds (Transcrypt International, Ltd., Project), Series 1994, dated January 15, 1994 ("Series 1994 Bonds"), under and pursuant to the Act for the purpose of making a loan to Company to acquire, construct and equip manufacturing facilities to be used by Company;

      (b) Make a loan to the Company evidenced by the Note and upon the terms and conditions hereinafter set forth; and

            WHEREAS, the Company desires to accept the proposals of the Issuer and to enter into this Loan Agreement;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the Issuer and the Company do hereby covenant, agree and bind themselves as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

Section 1.01      Terms Defined in this Loan Agreement.

            Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Loan Agreement, such definitions to be equally applicable to both the singular and plural forms and masculine, feminine and neuter gender of any of the terms defined:

            "Act" means Sections 58-201 et. seq., Reissue Revised Statutes of Nebraska, 1943, and acts amendatory thereof and supplemental thereto.

            "Acquisition Fund" means the fund created pursuant to Section 3.01 of the Trust Indenture.

            "Architect" means Design Associates of Lincoln, Inc., or any other licensed architect, acceptable to the Trustee, and assuming the obligations of Architect under the agreement between Owner and Architect with respect to the Project.

            "Authorized Company Representative" means the person at the time designated to act on behalf of the Company by written certificate furnished to the Issuer and the Trustee, containing the specimen signature of such person and signed on behalf of the Company by an authorized officer of the Company. Such certificate may designate an alternate or alternates.

            "Authorized Issuer Representative" means the Chairperson, Vice Chairperson or Executive Director or such other person at the time designated to act on behalf of the Issuer by written certificate furnished to the Company and the Trustee, containing the specimen signature of such person and signed on behalf of the Issuer by its Chairperson, Vice Chairperson or Executive Director. Such certificate may designate an alternate or alternates.

            "Bond Documents" means the Trust Indenture, the Deed of Trust, this Loan Agreement and all documents referred to in any of the foregoing.

            "Bond Fund" means the fund created in Section 4.01 of the Trust Indenture.

            "Bondholder" means the holders of Series 1994 Bonds from time to time outstanding.

            "Bonds" or "Series 1994 Bonds" mean the Nebraska Investment Finance Authority, Industrial Development Revenue Bonds (Transcrypt International, Ltd. Project), Series 1994, dated January 15, 1994, in the original principal amount of $850,000, authorized by the Resolution and the Trust Indenture and described therein.

            "Closing" means the date of delivery of the Bonds pursuant to the Indenture.

            "Code" means the Internal Revenue Code of 1986, as amended, and the applicable regulations issued thereunder.

            "Collateral" means the property pledged to Trustee as security for the Bondholders pursuant to Article X of this Loan Agreement.

            "Company" means Transcrypt International, Ltd., a Nebraska corporation, its successors and assigns, including any surviving, resulting or transferee corporation or entity, permitted by Section 7.06 of this Loan Agreement.

            "Completion Date" means the earlier of the date of completion of acquisition, construction and equipping of the Project or January 15, 1997.

            "Costs of Issuance" means costs of issuance as defined in Section 147(g)(1) of the Code, including but not limited to underwriting fees and expenses, bond and other printing expenses, legal fees and expenses, initial Trustee's fees, fees of the Issuer and other expenses incurred in connection with the issuance and sale of the Bonds.

            "Costs of Issuance Account" means the subaccount created in the Acquisition Fund pursuant to Section 3.02 of the Indenture.

            "Deed of Trust" means the Deed of Trust and Construction Security Agreement between Issuer and Trustee dated January 15, 1994.

            "Determination of Taxability" means (i) the entry of a final decree or judgment of any federal court or the taking of a final action by the Internal Revenue Service, which decree, judgment or action determines that interest paid or payable on any Series 1994 Bond is or was includable in the gross income of a holder of the Series 1994 Bonds for federal income tax purposes under the Code (other than a holder who is a "substantial user" or a "related person" within the meaning of Section 147 of the Code); or
(ii) the adoption of legislation by the United States Congress, the effect of which is, in the opinion of Bond Counsel, to cause interest paid or payable on the Series 1994 bonds to be includable in the gross income of holders of the Series 1994 Bonds for federal income tax purposes under the Code (other than a holder who is a "substantial user" or "related person" within the meaning of
Section 147 of the Code); or (iii) the filing with the Trustee, with notice to the Issuer and to the Company, of an opinion by Bond Counsel to the effect that interest on the Series 1994 Bonds has become includable in the gross income of holders of the Series 1994 Bonds for purposes of federal income taxation (other than a holder who is a "substantial user" or "related person" within the meaning of Section 147 of the Code). No decree or action described in clause (i) shall be considered "final," however, unless the Company has been given written notice and, if it so desires and is legally allowed, has been afforded the opportunity to contest the same either directly or in the name of any holder of Series 1994 Bonds, and until conclusion of any appellate review, if sought.

            "Event of Taxability" means (i) the failure of Company to observe any covenant, agreement or representation herein, which failure results in a Determination of Taxability; or (ii) the enactment of federal legislation having the effect of retroactively rendering interest on the Series 1994 Bonds taxable to the holder thereof.

            "Governing Body" means the members of the Issuer.

            "Independent Counsel" means any attorney duly admitted to practice law before the highest court of any state and not an officer or a full time employee of the Issuer or the Company.

            "Issuer" means the Nebraska Investment Finance Authority, a body politic and corporate, not a state agency but an independent instrumentality, organized and existing under the laws of the State of Nebraska, and any successor thereto.

            "Loan Agreement" or "Agreement" means this Loan Agreement, dated January 15, 1994, between the Issuer and the Company which provides for the lending of proceeds of the Bonds by the Issuer to the Company.

            "Note" means the Promissory Note from Company to Issuer in the amount of $850,000 executed and delivered pursuant to this Loan Agreement.

            "Original Purchasers" means the original purchasers of the Bonds, initially Security National Bank.

            "Outstanding" means all Bonds issued, authenticated and delivered pursuant to the Indenture except Bonds cancelled by Trustee or delivered to Trustee for cancellation and Bonds the payment or redemption of which has been made or provided for by depositing money or Governmental Obligations as provided in the Indenture.

            "Paying Agent" means Trustee and any successor paying agent pursuant to the Indenture.

            "Permitted Encumbrances" means, as of any particular time, (i) the Trust Indenture; (ii) liens for ad valorem taxes and special assessments not then delinquent; (iii) the Deed of Trust; (iv) this Loan Agreement; (v) utility, access and other easements and rights-of-way, mineral rights, reservations, restrictions and exceptions that are of record on January 15, 1994; (vi) such minor defects, irregularities, encumbrances, easements, rights-of-way and clouds on title as normally exist with respect to properties similar in character to the Site and as do not in the aggregate, in the opinion of Independent Counsel, materially impair the property affected thereby for the purposes for which it was acquired or is held by the Company; and (viii) those additional encumbrances, if any, identified in Exhibit D attached hereto and incorporated herein by this reference.

            "Project" means the Site and the facility to be constructed thereon, as generally described on Exhibit A, which constitute a facility suitable for use for manufacturing or industrial enterprises and a "project" under the Act.

            "Project Costs" means only costs or expense incurred by Company which are used to provide property of a character subject to the allowance for depreciation under Sections 167 or 168 of the Code or amounts paid or incurred which are, for federal income tax purposes, chargeable to Company's capital account or would be chargeable either with a proper election by the Company or but for a proper election by the Company to deduct such amounts, which constitute a manufacturing facility within the meaning of Section 144(a)(12)(C) of the Code. Project Costs shall not include Costs of Issuance, except to the extent Costs of Issuance not exceeding two percent of the amount of the Bonds may be paid from the Costs of Issuance Account in the Bond Fund pursuant to Section 3.02 of the Indenture.

            "Resolution" means the Resolution of the Issuer adopted on January 18, 1994, authorizing the issuance and sale of the Bonds, as the same may be amended, modified or supplemented by any amendments or modifications thereof.

            "Site" means all that certain real property situated in Lincoln, Nebraska, more particularly described on Exhibit A attached hereto and incorporated herein by this reference, including all improvements thereon, together with all of the shrubs, trees, plants, crops, easements, rights, privileges, franchises, appurtenances, oil, gas, mineral, water and water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant), used in connection therewith, thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Company therein or thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired.

            "Tax Equivalent Rate" means interest on a Bond calculated at a rate of eight and one/fourth percent (8.25%) per annum.

            "Taxable Date" means, in the event of a Determination of Taxability, the first date as of which interest on the Series 1994 Bonds is included in gross income of a holder of a Series 1994 Bond.

            "Trust Estate" means any and all property or interest therein, whether real or personal or tangible or intangible, mortgaged or pledged to the Trustee, or in which the Trustee is granted a security interest, to secure the payment of principal, premium, if any, and interest on the Bonds and all other obligations of the Issuer under the Bonds, the Resolution and the Trust Indenture, and the obligations of the Company pursuant to the Loan Agreement and the Deed of Trust, including, but not limited to, the property described in paragraphs I, II, III and IV of the granting clauses of the Trust Indenture.

            "Trust Indenture" or "Indenture" means the Trust Indenture.

            "Trustee" means Norwest Bank Nebraska, N.A., Omaha, Nebraska, its successor or successors in trust under the Trust Indenture.

Section 1.02      Construction and Interpretation.

            The provisions of this Loan Agreement shall be construed and interpreted in accordance with the following provisions:

      (a) Any terms defined in the Trust Indenture but not defined herein shall have the same meaning herein unless the context hereof clearly requires otherwise.

      (b) This Loan Agreement shall be interpreted in accordance with and governed by the laws of the State of Nebraska.

      (c) Wherever in this Loan Agreement it is provided that any person may do or perform any act or thing the word "may" shall be deemed permissive and not mandatory and it shall be construed that such person shall have the right, but shall not be obligated, to do and perform any such act or thing.

      (d) The phrase "at any time" shall be construed as meaning "at any time or from time to time."

      (e) The word "including" shall be construed as meaning "including, but not limited to."

      (f) The words "will" and "shall" shall each be construed as mandatory.

      (g) The words "herein," "hereof," "hereunder," "hereinafter" and words of similar import shall refer to this Loan Agreement as a whole rather than to any particular paragraph, section or subsection, unless the context specifically refers thereto.

      (h) Forms of words in the singular, plural, masculine, feminine or neuter shall be construed to include the other forms as the context may require.

      (i) The captions to the sections of this Loan Agreement are for convenience only and shall not be deemed part of the text of the respective sections and shall not vary by implication or otherwise any of the provisions hereof.

                                   ARTICLE II

                                 REPRESENTATIONS

Section 2.01      Representations by the Issuer.

            The Issuer makes the following representations:

      (a) By resolution duly adopted on August 24, 1993, the Issuer adopted an intent resolution with respect to providing for the issuance of the Series 1994 Bonds.

      (b) The issuance and sale of the Series 1994 Bonds, the execution and delivery of the Trust Indenture, the execution and delivery of this Loan Agreement and the performance of all covenants and agreements of the Issuer contained in this Loan Agreement and in the Trust Indenture and of all other acts and things required under the Constitution and laws of the State of Nebraska to make this Loan Agreement and the Trust Indenture valid and binding limited obligations of the Issuer in accordance with their terms, are authorized and have been duly authorized by the Resolution of the Governing Body duly adopted at a meeting of the Governing Body duly called and held on January 18, 1994, by a majority vote of its members.

      (c) To finance the loan to Company, the Issuer proposes to issue, pursuant to the Act, $850,000 in original principal amount of Series 1994 Bonds simultaneously with the execution and delivery of this Loan Agreement and the Trust Indenture. The date, denomination, interest rate or rates, maturity schedule, prepayment provisions and other pertinent provisions with respect to the Series 1994 Bonds are set forth in the Trust Indenture and by this reference are incorporated herein.

      (d) Except as set forth in the Closing Certificate of the Issuer, there is no litigation pending or to the best of its knowledge threatened against the Issuer relating to the loan to Company or to the authorization, issuance, sale or delivery of the Series 1994 Bonds or to this Loan Agreement or questioning the organization, powers or authority of the Issuer.

Section 2.02      Representations by the Company.

            The Company makes the following representations:

      (a) The Company is a limited partnership organized and existing in good standing under the laws of the State of Nebraska and duly authorized to transact business in the State of Nebraska, having the power to enter into this Loan Agreement and the Deed of Trust and perform all obligations contained herein and the Deed of Trust and by proper partnership action has been duly authorized to execute and deliver this Loan Agreement and in the Deed of Trust.

      (b) The execution and delivery of this Loan Agreement and the Deed of Trust and the consummation of the transactions herein contemplated and in the Deed of Trust will not conflict with or constitute a breach of or default under the partnership agreement or certificate of partnership of the Company or any bond, debenture, note or other evidence of indebtedness or any contract, loan agreement or lease to which the Company is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the property or assets of the Company contrary to the terms of any instrument or agreement.

      (c) At all times during the term of this Loan Agreement and the Deed of Trust, the Company will, at its own expense, operate the Project (with such changes, improvements or additions as the Company may deem desirable; provided the Project continues to qualify as a "Project" under the Act) for the useful life of the Project and shall maintain and repair the Project in conformity with the Company's normal maintenance and repair programs; provided that the Company shall have no obligation to operate, maintain or repair any element or item of the Project the operation, maintenance or repair of which becomes uneconomic to the Company because of damage or destruction or obsolescence (including economic obsolescence), or change in government standards and regulations, or, the termination by the Company of the operation of the facilities to which the element or item of the Project is an adjunct.

      (d) There is no litigation pending or to the best of its knowledge threatened against the Company affecting its ability to carry out the acquisition, construction, improvement or financing of the Project or the carrying into effect of this Loan Agreement or the Deed of Trust or, except as disclosed in writing to the Issuer and the Trustee, as to any other matter materially affecting the ability of the Company to perform its obligations hereunder.

      (e) Any financial statements of the Company or its officers delivered to the Original Purchaser or the Trustee prior to the date hereof are true and correct in all respects and fairly present the financial condition of the Company and each of its officers as of the dates thereof; no materially adverse change has occurred in the financial condition reflected therein since the respective dates thereof; and no additional borrowings have been made by the Company since the date thereof except in the ordinary course of business, other than the borrowing contemplated hereby or borrowings disclosed to or approved by the Trustee.

      (f) So long as the Series 1994 Bonds remain outstanding, the Company will operate the Project as an authorized "project" within the meaning of the Act.

      (g) All of the proceeds of the Series 1994 Bonds will be used only as provided in Article III of this Loan Agreement.

      (h) In addition to the Series 1994 Bonds, no other obligations have been or are expected to be issued under Section 103 of the Code for sale at substantially the same time as the Series 1994 Bonds are sold pursuant to a common plan of marketing and at substantially the same rate of interest as the Series 1994Bonds and which are payable in whole or in part by Company or otherwise have with the Series 1994 Bonds any common or pooled security for the payment of debt service thereon.

      (i) As of the date hereof, the use of the Project as designed and proposed to be operated, complies, in all material respects, with all presently applicable laws, regulations, rules of the State of Nebraska and the respective agencies thereof and the political subdivision in which the Project is located.

      (j) The Company has not made, done, executed or suffered, and warrants that it will not make, do, execute or suffer, any act or thing whereby its title to the lands, easements and other rights described in Exhibit A as and for the Site shall or may be impaired, charged or encumbered in any manner whatsoever except by Permitted Encumbrances or in the Indenture.

                                   ARTICLE III

                          CONSTRUCTION OF THE PROJECT;
             ISSUANCE OF THE BONDS AND APPLICATION OF BOND PROCEEDS

Section 3.01      Agreement to Issue Bonds and Application of Bond Proceeds.

            Issuer and the Company have contracted for the sale of the Series 1994 Bonds to the Original Purchaser. Upon execution of this Loan Agreement, Issuer shall issue and direct the Trustee to deliver the Series 1994 Bonds to the Original Purchaser and the proceeds thereof shall be deposited as provided in the Trust Indenture to be disbursed as provided in the Trust Indenture. Company shall direct the investment by the Trustee of moneys in the Bond Fund and Acquisition Fund in permitted investments as specified in Section 4.05 of the Trust Indenture.

Section 3.02 Agreement to Construct the Project.

            Company agrees that it will construct the Project as herein provided and as described on Exhibit A hereto and will construct, acquire and install other facilities and real and personal property, if any, deemed necessary for the operation of the Project. Company agrees that only such changes will be made in the Project which will not change the nature of the Project to the extent that (a) it would not constitute a "project" as authorized by the Act or (b) it would not constitute a facility which can be financed with the proceeds of the Bonds pursuant to Section 144 of the Code.

            Company agrees that the acquisition and construction of the Project shall proceed with all reasonable dispatch and to use its best efforts to cause such acquisition and construction to be completed by January 1, 1997, or as soon thereafter as may be practicable, delays incident to strikes, riots, acts of nature or the public enemy beyond the reasonable control of the Company only excepted, but if for any reason such acquisition or construction is not completed by such date, there shall be no diminution in or postponement of the payments of principal and interest on the Note and as required hereby to be paid by the Company. Pursuant to the Trust Indenture, all moneys in the Acquisition Fund as of January 1, 1997, shall be transferred to the Bond Fund on such date notwithstanding the incompletion of the Project.

Section 3.03      Project Costs.

            For the purposes of this Loan Agreement, Project Costs shall include only the costs of the Company which are incurred after August 24, 1993, in connection with the acquisition and construction of the Project, which are used to provide property of a character subject to the allowance for depreciation within the meaning of Section 167 or 168 of the Internal Revenue Code of 1986 as amended and in effect at the time of Closing, or amounts paid or incurred which are, for federal income tax purposes, chargeable to the Project's capital account or would be chargeable either with a proper election by the Company or but for a proper election by the Company to deduct such amounts.

            Company shall submit requisition forms, together with the certification for payment of such amounts signed by the Architect, to Trustee for distribution of funds to pay Project Costs from the Acquisition Fund in accordance with Section 3.03 of the Trust Indenture. Such requisition forms shall specify the amount to be paid, the vendor or other entity to whom payment is to be made (which may include reimbursement of Project Costs paid by Company), and shall include a certification by Company that such disbursement is a qualified Project Cost.

Section 3.04 Company Required to Pay All Project Costs in Event Bond Proceeds Insufficient.

            In the event, after the Series 1994 Bonds have been issued, the proceeds thereof are not sufficient to pay the Project Costs in full, the Company agrees, to complete the Project and to provide such amounts as are necessary and sufficient for payment of the balance of the Project Costs. The Issuer does not make any warranty, either express or implied, that the proceeds of the Series 1994 Bonds will be sufficient to pay all the costs which will be incurred in that connection.

Section 3.05      Additional Security for Company's Obligations.

            As additional security for Company's obligations under this Loan Agreement, Company shall execute and deliver simultaneously herewith the Deed of Trust from Company to Trustee granting Trustee a first lien in the Project, subject only to Permitted Encumbrances.

Section 3.06      Consent to Assignment of Agreement and Grant of
                  Security.

            Company hereby consents to and approves Issuer's assignment of this Loan Agreement to Trustee as security for the holders of the Series 1994 Bonds.

                                   ARTICLE IV

                              PAYMENTS, PREPAYMENT

Section 4.01      Terms of Loan and Note.

            Company agrees to execute and deliver the Note to evidence its obligation to repay the loan provided for in this Loan Agreement. The Note shall be dated January 15, 1994, in the principal amount of $850,000, and shall be in the form attached to this Loan Agreement as Exhibit B. Principal and interest on the Note shall be paid by Company on the date and in the amount specified in the Note.

Section 4.02      Payments on the Note.

            The Company agrees to pay and shall pay principal and interest as set forth in the Note.

Section 4.03      Place of Payment.

            The Note is assigned by the Issuer to the Trustee for the benefit of the Bondholders, and the Issuer hereby irrevocably directs all payments on the Note to be paid by Company to Trustee at its principal place of business, for the benefit of the Bondholders, at such address as it may from time to time direct, for the account of the Issuer.

Section 4.04      Additional Payments.

            In addition to payments on the Note and payments to be made pursuant to Article V of this Loan Agreement, Company agrees to make the following payments:

      (a) Company will also pay from the Costs of Issuance Account in the Acquisition Fund and, to the extent funds in such Account are not sufficient, from its own funds, all costs, fees and expenses related to the issuance of the Bonds, including but not limited to bond counsel fees, Issuer's fees, Issuer's counsel fees, printing and copying charges and related fees and expenses.

      (b) Company will also pay the initial, annual and special fees and expenses of Trustee and any Paying Agents under the Trust Indenture, such fees and expenses to be paid directly to Trustee, or any Paying Agents for the Trustee's or any such Paying Agent's own account as and when such fees and expenses become due and payable, and expenses in connection with any redemption of the Bonds and any expenses incurred by the Trustee or the Issuer in connection with the registration, printing, reprinting or transfer of Bonds, including the preparation of any Investment Letter.

      (c) Company will also pay all fees, costs related to the payment of the rebate or the calculation of the rebate and any required rebate amounts and will cause to be performed, any rebate calculation required by Section 148(f) of the Code. In the event Company fails to make any of the payments required in this
Section 4.04, the item so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon at the highest rate allowed by law.

      (d) In the event the Project is transferred by Company during the term of this Loan Agreement, Company will pay to Issuer an Assumption Fee equal to the greater of one/eighth of one percent of the principal amount of Bonds then Outstanding or $1,000.

      (e) To the extent, in the performance of any of its duties to the Trust Indenture or in the exercise of any of its rights or powers under the Trust Indenture the Issuer shall incur any costs, fees or expenses (including attorney's fees in connection with the review of any performance by Issuer of any such duties or the exercise by the Issuer of any of such rights or powers), Company will promptly pay all of such costs, fees and expenses upon the request of the Issuer.

Section 4.05      Company's Obligations Unconditional.

            The obligations of Company to make the payments required in Sections
4.02 and 4.04 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional; and, until such time as the principal of, premium, if any, and interest on the Series 1994 Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Series 1994 Bonds and the Trust Indenture, the Company
(i) will not suspend or discontinue any payments provided for in Sections 4.02 and 4.04 hereof, (ii) will perform and observe all of its other agreements contained in this Loan Agreement and the Deed of Trust, and (iii) will not be relieved of its obligations hereunder for any cause, including, without limiting the generality of each of the foregoing, failure to complete the

Project, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, frustration of purpose, any change in the tax or other laws or administrative rulings of or administrative actions by the United States of America or the State of Nebraska or any political subdivision of either, or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Loan Agreement or the Series 1994 Bonds.

Section 4.06      Interest on Unpaid Amounts.

            In the event the Company shall fail to make any payment under the Note or Section 4.04 the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid with interest thereon as provided in the Note and Section 4.04.

Section 4.07      Prepayment of Note; Redemption of Series 1994 Bonds.

            Company shall have the right or obligation to make prepayments on the Note and direct the redemption of the Series 1994 Bonds as follows:

      (a) Company may, at any time and from time to time make prepayments on the Note, in whole or in part, at a prepayment price equal to the redemption price for any Series 1994 Bonds directed by the Company to be called for redemption prior to maturity plus accrued interest on the principal amount redeemed to the date fixed for redemption, all in accordance with the terms of the Trust Indenture.

      (b) Company shall prepay the Note in full at a prepayment price equal to the total outstanding principal amount of the Series 1994 Bonds, together with accrued interest thereon to the date fixed for redemption, all in accordance with the Trust Indenture, in the event that:

            (i) there is damage to or destruction of the Project and Company elects not to repair or reconstruct the Project as provided in Section 6.02 hereof; or

            (ii) the condemnation of the Project to the extent it cannot reasonably be restored or repaired as provided in Section 6.03 hereof; or

            (iii) from funds remaining in the Acquisition Fund as of the Completion Date.

      (c) At any time Company may prepay the Note in full by depositing with the Trustee monies or Government Obligations (as defined in the Indenture) sufficient so that after such deposit all of the Series 1994 Bonds will no longer be Outstanding under the terms of the Indenture.

            In the event that Company elects to prepay or is required to prepay the Note under one or the other of the prepayment terms provided for in this
Section 4.07, Issuer agrees to take such action as directed by the Company required to bring about the redemption of any of the Series 1994 Bonds under the terms of the Trust Indenture which are to be redeemed in connection with such prepayment of the Note. Prior to making any optional payment on the Note, Company shall give the Trustee at least forty-five (45) days notice in advance of the redemption date, provided that the Trustee may waive any such notice in its discretion.

Section 4.08      Company's Remedies.

            Nothing contained in this Article shall be construed to release Issuer from the performance of any of its agreements herein, and if Issuer should fail to perform any such agreements, Company may institute such action against the Issuer as the Company may deem necessary to compel the performance so long as such action for specific performance shall not violate Company's agreements in Section 4.05 or diminish or delay the amounts required to be paid by Company pursuant to Sections 4.02 or 4.04 of this Loan Agreement. Company acknowledges however and agrees that any obligation, pecuniary or otherwise, of the Issuer created by or arising out of this Loan Agreement shall be payable solely out of the monies derived from the Note, the sale of the Series 1994 Bonds, or other disposition of the Project upon a default by the Company or otherwise.

                                    ARTICLE V

                     USE, MAINTENANCE, CHARGES AND INSURANCE

Section 5.01      Use of Project.

            Company agrees that it will use and operate the Project, and permit it to be used and operated, only as a facility eligible to be and defined as a "project" under the Act. Company will not use or permit any person to use the Project for any use or purpose in violation of the laws of the United States of America, the State of Nebraska or any ordinance of the City of Lincoln, Nebraska, and agrees to comply with all the orders, rules, regulations and requirements of the officers or board of any municipality, county, state or other governmental authority having jurisdiction over the Project. Company shall have the right to contest by appropriate legal proceedings, without cost or expense to the Issuer, the validity of any law, ordinance, order, rule, regulation or requirement of the nature herein referred to, and if by its terms compliance therewith legally may be held in abeyance without subjecting the Project to any lien, charge, liability, damage or loss, the Company may postpone compliance until the final determination of any such proceedings.

Section 5.02      Inspection of Project.

            The Issuer and the Trustee shall have the right at all reasonable times during the Term of the Loan Agreement to enter the Project for the purpose of examining or inspecting the Project. Nothing in this Section shall imply any duty upon the part of the Issuer or Trustee to examine the Project or to do or pay for any work which under any provision of this Loan Agreement the Company is required to perform, and the performance thereof by the Issuer or the Trustee shall not constitute a waiver of the Company's default in failing to perform the same.

Section 5.03      Maintenance of Project by Company.

            Company agrees that during the term of the Loan Agreement it will
(i) keep the Project, including all appurtenances thereto and the equipment and machinery therein, in good repair, working order and operating condition at its own cost, (ii) abstain from and not permit the commission of waste in or about the Project, and (iii) comply with all laws and regulations of any governmental authority with reference to the Project and the manner of using or operating the same and with all restrictive covenants, if any, affecting the title to the Project or any part thereof.

Section 5.04      Alterations.

            Company may remodel the Project or making such alterations, additions, modifications and improvements to the Project from time to time as it, in its discretion, may deem to be desirable for its uses and purposes; provided that no change or alteration in the Project shall be made which, when completed, would diminish the value of the Project and provided further that the Project shall continue to qualify as a "project" under the Act. All alterations, additions, improvements and modifications to the Project made by Company shall be erected or made in a first class workmanlike manner, and the costs and expenses thereof shall be promptly paid by Company.

Section 5.05      Liens.

            Company agrees not to permit any mechanics', construction or other liens to be established or to remain against the Project for labor or materials furnished in connection with any construction, remodeling, additions, modifications, improvements, repairs, renewals or replacements; provided, that if Company shall first notify Trustee of its intention so to do, Company may in good faith contest any mechanics', construction or other liens filed or established against the Project, and in such event may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom unless the Trustee shall notify Company that, in the opinion of Independent Counsel, by nonpayment of any such items the lien of the Deed of Trust will be materially endangered or the Project or any part thereof will be subject to loss or forfeiture, in which event Company shall promptly pay or cause to be satisfied and discharged all such unpaid items.

Section 5.06      Taxes, Other Governmental Charges and Utility
                  Charges.

            Company agrees to pay, as the same respectively become due, all taxes, payments in lieu of taxes, special assessments and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project or any furnishings, equipment or other property installed or brought by Company therein or thereon, and all claims for rents, royalties, labor, materials, supplies, utilities and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project.

            Company may, at its expense contest in good faith any such taxes, payments in lieu of taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, payments in lieu of taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom unless the Trustee shall notify the Company that, in the opinion of the Trustee, by nonpayment of any such items, the revenues pledged under the Deed of Trust or the interest of the Trustee in the Project will be materially endangered or the Project or any part thereof will be subject to loss or forfeiture, in which event such taxes, payments in lieu of taxes, assessments or charges shall be paid promptly.

Section 5.07      Insurance Required.

      (a) Prior to the Completion Date, Company shall provide for or procure and maintain builders risk insurance against such risks and in such amounts as are customary for a prudent owner or contractor of property comparable to the Project, and shall furnish to Trustee a certificate naming Trustee as a loss payee. Thereafter throughout the term of the Loan Agreement, Company agrees to procure and maintain continuously in effect with respect to the Project policies of insurance against such risks and in such amounts as are customary for a prudent owner of property comparable to that comprising the Project. Without limiting the generality of the foregoing provision, Company specifically agrees to maintain the following insurance coverages:

            (i) Direct damage insurance covering loss from fire, "all risks," vandalism and malicious mischief in an amount not less than the then unpaid principal balance of the Series 1994 Bonds which policies shall be subject to no coinsurance clause and may include a deductibility provision not exceeding $10,000;

            (ii) General liability insurance against liability for injuries to or death of any person or damage to or loss of property arising out of or in any way relating to the condition of the Project or any part thereof in an amount not less than $1,000,000 single limit coverage, provided that the requirements of this subparagraph (ii) with respect to the amount of insurance may be satisfied by an excess coverage policy;

            (iii) Workmens' compensation coverage to the extent required by then applicable law; and

            (iv) Insurance against such other casualties and contingencies as Trustee may from time to time require, if such insurance against such other casualties and contingencies is available, all in such manner and for such amounts as may be reasonably satisfactory to the Trustee.

      (b) All insurance provided for in subsection (a) shall be effective under a valid and enforceable non-assessable policy or policies.

      (c) All policies of insurance required by Section 5.07(a)(i) shall be written in the names of the Company and Trustee as their respective interests may appear and shall provide that the proceeds of such insurance shall be payable to the Trustee pursuant to a standard clause to be attached to each such policy.

      (d) Company agrees to deposit with Trustee annually certificates of the respective insurers evidencing that the insurance required by this Section 5.07 is in force and effect. Each policy of insurance herein required shall contain a provision, by endorsement or otherwise, that the insurer shall not cancel, refuse to renew or materially modify it without giving written notice to Trustee at least 30 days before the cancellation, nonrenewal or modification becomes effective. Before the expiration of any policy of insurance herein required, Company shall furnish Trustee with evidence satisfactory to Trustee that the policy has been renewed or replaced by another policy conforming to the provisions of this Section 5.07 or that there is no necessity therefor under the terms hereof. In lieu of separate policies, Company may maintain blanket policies having the coverage required herein, provided original counterparts of such insurance, or such other evidence as may be required by Trustee in its discretion, as deposited with Trustee.

Section 5.08      No Suits if Loss Covered By Insurance.

            Each policy of insurance required by Section 5.07 shall contain a provision that no act or omission of the Trustee or the Company shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained and shall contain the standard form of waiver of subrogation. To the extent permissible under applicable insurance policies, Trustee and Company and all parties claiming under them hereby mutually release and discharge each other from all claims and liabilities arising from or caused by any hazard covered by insurance on the Project or covered by insurance in connection with property on or activities conducted on the Project, regardless of the cause of the loss or damage. No claim shall be made and no suit or action at law or in equity shall be brought by the Trustee, or by anyone claiming by, through or under the Trustee, against the Company for any damage to the Project, however caused, to the extent the same is covered by insurance as in this Article required, provided nothing in this Section 5.08 shall diminish Company's obligations to repair or rebuild the Project as provided in Article VI.

                                   ARTICLE VI

                      DAMAGE, DESTRUCTION AND CONDEMNATION

Section 6.01      Damage and Destruction.

            If prior to full payment of the Series 1994 Bonds (i) the Project or any portion thereof is damaged or destroyed (in whole or in part) by fire or other casualty or (ii) title to, or the temporary use of, the Project or any part thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, Company shall nevertheless be obligated to continue to pay the amounts specified in Section 4.02 or 4.04 of this Loan Agreement.

Section 6.02      Application of Insurance Proceeds.

            If prior to full payment of the Series 1994 Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Indenture) the Project is damaged by fire or other casualty, Company (a) will promptly repair, rebuild or restore the property damaged or destroyed to substantially the same condition as it existed prior thereto with such changes, alterations and modification (including substitutions and additions) as may be desired by Company and as will not change the character of the Project so that it would not constitute a "project" within the meaning of the Act, and (b) will apply for such purpose so much of any insurance proceeds resulting from claims for such losses, and any additional monies of the Company, as may be necessary to effect such repair, rebuilding or restoration. All insurance proceeds resulting from claims for such losses not in excess of $25,000 will be paid directly to Company for such application.

            If prior to full payment of the Series 1994 Bonds (or provisions for payment thereof having been made in accordance with the provisions of the Trust Indenture) all or substantially all of the Project is destroyed by fire or other casualty, Company may elect to prepay the Note or may elect to rebuild or repair the Project. In the event Company elects to rebuild or repair the Project, or in any event when a loss exceeds $25,000, all insurance proceeds resulting from such loss will be paid to and held by the Trustee in a "Replacement Account." Company will proceed promptly to repair, rebuild or restore the property damaged or destroyed to substantially the same condition as existed prior to the event causing such damage or destruction with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by Company and as will not change the character of the Project so that it would not constitute a "project" within the meaning of the Act, and the Trustee will apply so much of said proceeds as may be necessary to the cost of such repair, rebuilding or restoration. Company will complete the work and will pay any amount required for such purpose of advance to the Trustee all sums required to complete such work.

Section 6.03      Application of Condemnation Award.

            Should any of the Project be taken by exercise of the power of eminent domain, any award or consideration for the property so taken shall be paid over to the Trustee, except awards not in excess of $25,000, which shall be paid directly to Company, and shall be applied first to the payment of all costs or consideration and then, if no Event of Default has occurred and is continuing under the Trust Indenture or this Loan Agreement, to the restoration or repair of the Project without affecting the lien created pursuant to the Trust Indenture and the obligations of the Company hereunder. If such an Event of Default has occurred and is continuing under the Trust Indenture or this Loan Agreement, or if by virtue of the nature or extent of the taking the Project cannot reasonably be restored or repaired, the net proceeds of such condemnation shall be applied by the Trustee to the payment or prepayment of the Series 1994 Bonds and interest accrued thereon, any balance remaining after payment in full of the Series 1994 Bonds and all other amounts secured by this Loan Agreement and the Deed of Trust and pursuant to the Trust Indenture shall be paid by the Trustee to the Company.

Section 6.04      Release of Proceeds.

            In the event insurance proceeds or condemnation awards available to the Company pursuant to Section 6.02 or 6.03 (except in the case of losses not exceeding $25,000), such proceeds shall be made available, from time to time, upon the Trustee being furnished with satisfactory evidence of the estimated cost of completion of the repair or restoration of the Project and with such architect's certificates, waivers of lien, contractor's sworn statements and other evidence of cost and of payments, including, at the option of the Trustee, insurance against mechanics' and construction liens and/or a performance bond or bonds in form satisfactory to the Trustee, with premium fully prepaid, under the terms of which the Trustee shall be either the sole or dual obligee, and which shall be written with such surety company or companies as may be satisfactory to Trustee, and with all plans and specifications for which rebuilding or restoration to be submitted to and approved by Trustee.

Section 6.05      Net Proceeds Insufficient.

            In the event the Trustee makes the insurance proceeds or condemnation awards available to the Company pursuant to Section 6.02 or 6.03 and the net proceeds are insufficient to pay in full the cost of the repair, restoration, modification or improvement of the Project, Company agrees to complete the work and to pay any cost in excess of the amount of the net proceeds.

                                   ARTICLE VII

                                SPECIAL COVENANTS

Section 7.01      Granting Easements.

            If Company is not then in default, Company from time to time may grant easements, licenses, rights-of-way (including the dedication of public highways) and other rights or privileges in the nature of easements with respect to the Project, or may release existing easements, licenses, rights-of-way or other rights or privileges with or without consideration, and the Trustee shall execute and deliver any instrument necessary or appropriate to grant or release any easement, license, right-of-way or other right or privilege upon receipt of (i) a copy of the instrument of grant or release and (ii) a written application signed by the Company requesting such instrument and certifying that in its opinion such grant or release is not detrimental to the proper use or operation of the Project.

Section 7.02      Prepayment of the Series 1994 Bonds.

            The Issuer, at the request at any time of the Company and if the same may then be prepaid, shall forthwith take all steps that may be necessary under the applicable prepayment provisions of the Series 1994 Bonds to effect the prepayment of all or part of the then outstanding Series 1994 Bonds, as may be specified by Company, on the earliest prepayment date on which such prepayment may be made under such applicable provisions and as specified by the Company, provided the Company shall have made available to the Trustee funds adequate in amount therefor and shall pay any expenses or costs (including legal fees) of the Issuer related thereto. It is understood that all expenses of such prepayment shall be paid by the Company, and not by the Issuer from any of its funds. The Issuer shall, upon being indemnified by the Company, cooperate with the Company in effecting any purchase of the Series 1994 Bonds or application of funds pursuant to the provisions of the Trust Indenture pertaining to the prepayment of the Series 1994 Bonds. Except as herein otherwise provided, the Series 1994 Bonds shall be called for prepayment by the Issuer only upon the direction of the Company.

Section 7.03      To Observe Laws, Ordinances and Regulations.

            Company agrees to observe all applicable laws, regulations, ordinances and orders of the United States of America, the State of Nebraska and agencies and political subdivisions thereof and each department or agency thereof applicable to the Company, its business and property. Company shall have the right to contest by appropriate procedures the adoption, validity or applicability of any laws, regulations, ordinances and orders referred to in this Section and to delay compliance therewith, without violating the provisions of this Section , if (i) the Trustee shall consent to such delay in writing,
(ii) a court of competent jurisdiction shall so order or determine or (iii) in the opinion of Independent Counsel furnished to the Trustee, the procedures taken by the Company to contest the validity or applicability of any such law, regulation, ordinance or order are appropriate and have the effect of staying the finality and enforceability thereof against the Company.

Section 7.04      Further Assurances.

            Company agrees to execute or cause to be executed any and all further instruments that may reasonably be requested by the Issuer and Trustee to vest in Trustee the right to receive and apply the revenues and income pledged to the payment or protection and security of the Series 1994 Bonds, and to execute, deliver, file or record any financing statement pursuant to the Nebraska Uniform Commercial Code if such filing, registration or recording shall be necessary or convenient to effect, protect or confirm the pledge of such revenues and income. Company agrees to pay all recording, filing and registration taxes and fees, together with all expenses incidental to the preparation, execution, acknowledgement, filing and registration taxes and fees, together with all expenses incidental to the preparation, execution, acknowledgement, filing, registering and recording of any paper pursuant to the Nebraska Uniform Commercial Code and of any instrument of further assurance, and all stamp taxes, mortgage registry taxes and other taxes, duties, impositions, assessments and charges lawfully imposed upon the Series 1994 Bonds or upon this Loan Agreement.

Section 7.05      Observance of Covenants and Terms of the Trust
                  Indenture and Deed of Trust.

            Company will not do or require the Issuer to do, in any manner, anything otherwise than in accordance with the provisions of the Resolution or Trust Indenture, and will not suffer or permit any default to occur under the Trust Indenture or Deed of Trust, but will faithfully observe and perform, and will do all things necessary so that the Issuer may observe and perform, all the conditions, covenants and requirements of the Trust Indenture. Issuer agrees that it will observe and perform all obligations imposed upon it by the Trust Indenture and the Series 1994 Bonds, provided, that the Issuer has no obligation to use its own funds or funds of the State of Nebraska, or any agency or political subdivision thereof, to perform or cause performance of any such obligations.

Section 7.06      Financial Covenants.

            So long as any of the Series 1994 Bonds are outstanding, Company agrees:

      (a) Company will preserve its corporate existence and its qualification to do business in the State of Nebraska.

      (b) Company will not (i) dispose of all or substantially all of its assets, or (ii) consolidate or merge into another corporation, unless the acquirer of assets or the corporation with which it shall consolidate or into which it shall merge shall (A) be a corporation organized and existing under the laws of one of the states of the United States of America, (B) be qualified to do business in the State of Nebraska and in all other states in which the nature of its business so requires, (C) have a tangible net worth immediately subsequent to such acquisition, consolidation or merger at least equal to that of Company prior to such acquiring, consolidating with or merging into, (D) assume in writing all of the obligations of Company under the Loan Agreement and
(E) pay to the Issuer, at the time of such disposal, consolidation or merger, the Assumption Fee in the amount described in Section 4.04(d).

      (c) Company will furnish compilation financial statements from independent certified public accountants to Trustee within 180 days of its fiscal year end. Such statements will include, on a consolidated basis, a balance sheet, related statements of income, retained earnings and statements of cash flow and relevant footnotes.

      (d) Not more than 60% of Company's stock will be sold or otherwise transferred from existing stockholders to persons who are not presently stockholders in any twelve (12) month period.

Section 7.07      Company to Maintain Its Properties.

            The Company covenants and agrees that it will maintain, preserve and keep its properties, including the Project in good repair and working order, and from time to time will make all necessary repairs, replacements, renewals, additions and deletions so that at all times the efficiency thereof shall be maintained and will maintain licenses and permits necessary for the conduct of its businesses.

Section 7.08      Release and Indemnification.

      (a) Company agrees to protect, indemnify and save Issuer and its officials, officers, members, agents and employees, harmless from and against all liability, losses, damages, costs, expenses (including attorney's fees), taxes, causes of action, suits, claims, demands and judgments of any nature or from, by or on behalf of any person, firm, corporation or other legal entity arising in any manner from the transaction of which this Loan Agreement is a part or arising in any manner in connection with the Project or the financing of the Project, the Series 1994 Bonds, including, without limiting the generality of the foregoing, those arising from (i) any work done on the Project or the operation of the Project while this Loan Agreement is in effect, (ii) any breach or default on the part of the Company in the performance of its obligations under this Loan Agreement, (iii) the Project or any part thereof, (iv) any violation of contract, agreement or restriction by the Company relating to the Project, or (v) any violation of law, ordinance or regulation affecting the Project or any part thereof or the ownership or occupancy of use thereof. Upon notice from Issuer, Company shall defend Issuer in any action or proceeding brought in connection with any of the above.

      (b) It is the intention of the parties that Issuer and its Governing Body, officials, officers, members, agents and employees shall not incur pecuniary liability by reason of the terms of this Loan Agreement or by reason of the undertakings required of the Issuer or its Governing Body, officials, officers, members, agents and employees hereunder in connection with the issuance of the Series 1994 Bonds, the adoption of the Resolution, the execution of the Trust Indenture, the performance of any act required of Issuer or its Governing Body, officials, officers, members, agents or employees by this Loan Agreement or the Trust Indenture, or the performance of any act requested of the Issuer or its Governing Body, officials, officers, members, agents or employees by the Company or in any way arising from the transaction of which this Loan Agreement or the Trust Indenture is a part or arising in any manner in connection with the Project, the Series 1994 Bonds, or the financing of the Project; nevertheless, if the Issuer or its Governing Body, officials, officers, members, agents or employees should incur any such pecuniary liability, then in such event, the Company shall indemnify and hold the Issuer and its Governing Body, officials, officers, members, agents and employees harmless against all claims by or on behalf of any person, firm, corporation or other legal entity, arising out of the same, and all cost and expenses, including reasonable attorneys' fees, incurred in connection with any such claim or in connection with any action or proceeding brought thereon and upon notice from the Issuer, the Company shall defend the Issuer and its Governing Body, officials, officers, members, agents and employees in any such action or proceeding.

Section 7.09      Tax Covenants.

      (a) It is the intention of the parties hereto that the interest on the Bonds shall be and remain exempt from inclusion in gross income for purposes of computing federal income taxation pursuant to Section 103 of the Code and to that end the Company does hereby represent and agree with the Issuer and with Trustee as follows:

            (i) Other than as listed on Exhibit C attached hereto, the Company represents that there have never been issued any industrial development bonds with respect to "facilities" described in Section 144(a)(4)(B) of the Code which are located in the City of Lincoln, Nebraska, which bonds would be taken into account in determining the aggregate face amount of the Bonds as provided in
Section 144(a)(2) of the Code.

      (b) Company will not exceed the limitations set forth in Section 144(a)(2) of the Code.

      (c) Company covenants, warrants and agrees that:

            (i) Company intends to and will utilize or cause the Project to be utilized, to the expiration or earlier termination of this Loan Agreement, as provided herein, as a "Project" within the meaning of the Act and to accomplish the foregoing, Company agrees not to enter into any subleases of the Project except with subtenants who will utilize the Project for purposes permitted by the Act and who will not otherwise cause the loss of tax exemption under Section 103 of the Code for the interest on the Bonds, whether by virtue of excess capital expenditures or otherwise.

            (ii) No portion of the proceeds of the Series 1994 Bonds will be used to provide working capital for Company or any related person.

            (iii) The Project consists, and will at all times consist, of a manufacturing facility within the meaning of Section 144(a)(12)(c) of the Code.

            (iv) Ninety-five percent (95%) of the par value of the Series 1994 Bonds constituting substantially all (within the meaning of Section 144 of the Code) of the said par value of the Bond(s) will be used for the acquisition, construction and equipping of the Project.

            (v) Company is required to file its federal income tax returns with the Internal Revenue Service Center, Ogden, Utah.

            (vi) Not more than twenty-five percent (25%) of the proceeds of the Series 1994 Bonds shall be used for the acquisition of land, none of which will be agricultural land.

            (vii) None of the proceeds of the Series 1994 Bonds shall be used for the acquisition of property (or an interest therein) unless the first use of such property is pursuant to such acquisition except as permitted by Section 147(d)(2) of the Code and the Company agrees to comply with the provisions of
Section 147(d)(2) and any and all rules and regulations issued or proposed in connection therewith.

            (viii) The aggregate authorized par value of bonds described in
Section 144(a)(2) of the Code (including the Series 1994 Bonds) which can be allocated to any "test period beneficiary" as such term is defined in Section 144(a)(10) of the Code (including, but not limited to the Company) will not exceed $40,000,000.

            (ix) None of the proceeds of the Series 1994 Bonds will be used to provide any airplane, skybox or other private luxury box, any facility primarily used for gambling, any store the principal business of which is sale of alcoholic beverages for consumption off premises, any private or commercial golf course, country club, massage parlor, tennis club, health club facility, skating facility (including roller skating; skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility or racetrack, or any facility the primary purpose of which is one of the following: retail food and beverage services, automobile sale or service, or the provision of recreation or entertainment.

            (x) No portion of the payments of principal and interest to be made under the Series 1994 Bonds is "federally guaranteed," directly or indirectly, within the meaning of Section 149(b) of the Code.

            (xi) Company will pay from its own funds and not out of Bond Proceeds all "costs of issuance" in excess of two percent of the face amount of the Series 1994 Bonds and will maintain sufficient records to evidence the payment of said "issuance costs" from its own funds and not proceeds of the Series 1994 Bonds.

            (xii) Company will undertake construction of the Project and expend all of the net proceeds of the Bond prior to the Completion Date.

      (d) Issuer and Company further agree to fully comply, so long as any Bonds are outstanding, with all effective rules, rulings and regulations promulgated by the Department of Treasury or the Internal Revenue Service with respect to bonds issued under Section 144 of the Code so as to maintain the exemption from gross income as provided in Section 103 of the Code.

      (e) The provisions of this Section 7.09 establish minimum tax compliance requirements. To the extent other provisions of this Loan Agreement establish more restrictive requirements, such provisions shall control provided compliance with such provisions does not violate this Section .

      (f) The parties hereto recognize that the Series 1994 Bonds are being sold on the basis that the interest payable on the Series 1994 Bonds is excludable from the gross income of the holder(s) thereof under Section 103 of the Code, except with respect to the Series 1994 Bonds when in the hands of an owner or holder who is a "substantial user" of the Project or a "related person" as defined in the Code. Company does hereby covenant and agree for the benefit of the Bondholders that the proceeds of the Series 1994 Bonds shall not be used or applied in such manner as to constitute any of the Series 1994 Bonds an "arbitrage bond" as that term is defined in
Section 148 of the Code.

      (g) Company shall cause to be filed an Information Return for Private Activity Bond Issues in accordance with Section 149(e) of the Code. To assure Issuer of the correctness and completeness of such Information Return, the Company warrants and represents to the Issuer that the following is a true description of the facilities to be acquired pursuant to this Loan Agreement by the lendable proceeds of the Series 1994 Bonds:

            1.    Cost of Land (or portion thereof
                  financed by issue) . . . . . . . . . .                $      0

            2.    Cost of Buildings and Structures (or
                  portion thereof financed by issue) . .                $850,000

            3.    Cost of equipment with an ACRS life
                  of more than 5 years (or portion
                  thereof financed by issue) . . . . . .                $      0

            4.    Cost of equipment with an ACRS life
                  of 5 years or less (or portion
                  thereof financed by issue) . . . . . .                $      0

      (h) The weighted economic life of the facilities to be acquired pursuant to this Loan Agreement by the lendable proceeds of the Series 1994 Bonds is 30 years. The average maturity of the Series 1994 Bonds does not exceed 120% of the average reasonably expected economic life of the Project within the meaning of
Section 147(b) of the Code.

      (i) Company covenants with all purchasers and holders of the Series 1994 Bonds which at any time remain outstanding, that moneys on deposit in any fund or account in connection with the Series 1994 Bonds, whether or not such moneys were derived from the proceeds of the sale of the Series 1994 Bonds or from any other sources, will not be used in a manner which will cause the Series 1994 Bonds to be "Arbitrage Bonds" within the meaning of Section 148 of the Code, and any lawful regulations promulgated or heretofore proposed thereunder, as the same exist on this date, or may from time to time hereafter be amended, supplemented, or revised. Issuer hereby appoints Company to take all actions necessary on its behalf to comply with the requirements of Section 148 and maintain the tax-exempt status of the Series 1994 Bonds. Company covenants that it shall take all actions necessary to comply with said Section 148 and any Treasury regulations. Trustee shall observe all instructions of the Company given with respect to investment of moneys in the Acquisition Fund and the Bond Fund held by the Trustee for purposes of achieving compliance with said Section 148 and applicable Treasury Regulations.

      (j) Company, on behalf of the Issuer, shall pay to the United States, all sums required to be rebated pursuant to Section 148 of the Code and Treasury Regulations issued pursuant thereto, such sums to be an amount equal to the sum of (1) the excess of (A) the aggregate amount earned on all Nonpurpose Investments (other than investments attributable to an excess described in this section), over (B) the amount which would have been earned if all Nonpurpose Investments were invested at a rate equal to the Yield on the Series 1994 Bonds, plus (2) any income attributable to the excess described in clause (1), at the times and in the amounts required by Section 148(b) of the Code, all within the meaning of Section 148(f) of the Code. Trustee shall maintain records of the interest rate borne by the Series 1994 Bonds and the investments of all Funds and earnings thereon in adequate detail to enable the Company to calculate the amount of any rebate required to be made to the United States. Company shall pay the rebate to the United States at times and in installments which satisfy
Section 148(f) of the Code and the Treasury Regulations. The rebate shall be calculated as provided in Sections 1.148-1T through 1.148-8T of the Treasury Regulations.

Section 7.10      Waiver of Covenants.

            The covenants and agreements made by the Company under Sections 7.06 and 7.07 (except Section 7.06(b)(ii)(E), which can be waived only by Issuer) may be waived, either temporarily or permanently, by the Bondholders. Any such waiver shall be evidenced by instrument(s) in writing signed by the holders of all Series 1994 Bonds then outstanding.

                                  ARTICLE VIII

                       ASSIGNMENT, SUBLEASING AND SELLING

Section         8.01 Assignment and Pledging of the Loan Agreement by the
                  Issuer.

            The Issuer may assign its interest in this Loan Agreement, and pledge any monies receivable from the Project, including all amounts receivable hereunder, to the Trustee pursuant to the Trust Indenture as security for payment of the principal of, premium, if any, and interest on the Series 1994 Bonds.

Section 8.02      Partial Release of Land or Equipment.

            Trustee may, upon request from Company, at any time and from time to time, release specific land or equipment constituting a portion of the Project from this Agreement and from any security interest or other assignment or pledge created in connection herewith. No such property shall be released unless Company provides Trustee with security in collateral of similar value and such release does not materially impair the operation of the Project as a "project" within the meaning of the Act or the security held by Trustee for Company's obligations.

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

Section 9.01      Events of Default.

            The following shall be "Events of Default" under this Loan Agreement and the term "Event of Default" shall mean, whenever used in this Loan Agreement, any one or more of the following events:

      (a) If Company fails to pay any installment of principal or interest on the Note on the date the same shall become due and payable; or

      (b) If Company fails to pay any additional amounts required to be paid pursuant to Section 4.04 hereof within ten (10) days after notice of nonpayment from Issuer or Trustee; or

      (c) If Company defaults in the due and punctual performance of any of the covenants, conditions, agreements and provisions contained in this Loan Agreement or in the Trust Indenture and such default continues for a period of 60 days after written notice, specifying such default and requiring the same to be remedied, shall have been given to the Company by the Issuer or the Trustee or unless all reasonable and necessary steps to remedy such default are taken within said 60-day period and the default is remedied within 6 months after such notice; or

      (d) If any representation or warranty made by the Company in this Loan Agreement or in the Trust Indenture is or was, at the time it is made, false or misleading in any material respect; or

      (e) If any Event of Default, as that term is defined in the Trust Indenture shall have occurred and be continuing; or

      (f) Without limiting the generality of paragraph (b) of this Section , if the Company fails to maintain its existence or sells, transfers or assigns its interest in the Project in violation of this Loan Agreement; or

      (g) If a petition commencing a case under Title 11 of the United States Code, as now constituted or as hereafter amended, shall be filed by or against the Company and, unless such petition shall have been dismissed, nullified, stayed or otherwise rendered ineffective (but then only so long as such stay shall continue in force or such ineffectiveness shall continue), all the obligations of the Company under this Loan Agreement shall not have been and shall not continue to be duly assumed within the time provided and otherwise in accordance with the provisions of 11 U.S.C. Section 365 by a trustee or trustees appointed (whether or not subject to ratification) in such proceedings in such manner that such obligations shall have the same status as expenses of administration and obligations incurred by such trustee or trustees; or

      (h) If any other proceeding shall be commenced by or against the Company for any relief which includes or might result in any modification of the obligations of the Company hereunder under any bankruptcy or insolvency laws or laws relating to the relief of debtors, readjustments of indebtedness, reorganizations, arrangements, compositions or extensions (other than a law which does not permit any readjustments of the obligations of the Company hereunder), and, unless such proceedings shall have been dismissed, nullified, stayed or otherwise rendered ineffective (but then only so long as such stay shall continue in force or such ineffectiveness shall continue), all the obligations of the Company under this Loan Agreement shall not have been and shall not continue to be duly assumed in writing within 60 days after such proceedings shall have been commenced, pursuant to a court order or decree, by a trustee or trustees or receiver or receivers appointed (whether or not subject to ratification) for the Company or for the property of the Company in connection with any such proceedings in such manner that such obligations shall have the same status as expenses of administration and obligations incurred by such trustee or trustees or receiver or receivers; or

      (i) If the Company shall at any time become insolvent within the meaning of 11 U.S.C. Section 101(26), as now constituted or hereinafter amended, or shall cease generally to pay their debts as such debts become due.

            The provisions of paragraph (c) of this Section are subject to the following limitations: If by reason of force majeure the Company is unable in whole or in part to carry out any of the agreements on its part to be performed, the Company shall not be deemed in default during the continuance of such disability. The term "force majeure" as used herein includes the following: acts of nature; strikes, lockouts or other employee disturbances; acts of public enemies; orders of any kind of the government of the United States of America or of the State of Nebraska or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes or storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosion; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Company.

Section 9.02      Remedies on Default.

            Whenever any Event of Default shall have happened and be continuing, any one or more of the following steps may be taken by the Trustee:

      (a) The Trustee may declare all installments of Principal and accrued Interest on the Note (in an amount equal to the unpaid principal, premium, if any, and interest on the Series 1994 Bonds) to be immediately due and payable, whereupon the same shall become immediately due and payable, together with interest thereon;

      (b) The Trustee may seek and shall be entitled to receive injunctive or other appropriate relief to restrain and prevent the Company from taking, or (to the extent that it can exercise control over the same) permitting to be taken, any action which would result in a default in the keeping of any of the covenants set forth in this Loan Agreement;

      (c) Trustee may pursue any remedies available under Article X of this Loan Agreement relating to Nebraska Uniform Commercial Code remedies, and remedies under the Note, Deed of Trust, or any other document granting to Issuer rights in connection herewith;

      (d) The Trustee may take whatever action at law or in equity may appear necessary or desirable to enforce performance and observance of any obligation, agreement or covenant of the Company under this Loan Agreement.

Section 9.03      Liability of Company Unconditional.

            The liability of the Company and the liability of any successor, assign or personal representative of any of the foregoing, hereunder and under the Trust Indenture is and shall continue to be absolute, unconditional and irrevocable, and shall not be limited to the Company's interest in the Project, and neither the Issuer, the Trustee nor any other firm, person or entity shall be required to look exclusively to the Project or the security provided by the Deed of Trust for payment and satisfaction of the obligations of the Company under the Trust Indenture.

            Any amounts collected pursuant to action taken under this Section
9.03 shall be paid to the Trustee.

Section 9.04      No Election to Terminate Loan Agreement.

            Neither the seeking of such injunctive or other relief nor the taking of possession of the Project shall relieve the Company of its obligation to pay all amounts payable under Sections 4.02 and 4.04, or of any of their other obligations under this Loan Agreement, all of which shall survive such action or repossession, and the Company shall continue to pay such amounts so long as any amounts are outstanding under the Note or Bonds and whether or not the Project shall have been sold or relet, less the net receipts, if any, of any sale or reletting of the Project after deduction of all the Trustee's and the Issuer's expenses in or in connection with such action or reletting, including, without limitation, all repossession charges, brokerage commissions, legal expenses, reasonable attorneys' fees, expenses of employees, alteration costs and expenses of preparation for reletting.

Section 9.05      Access to the Project Upon Default.

            Whenever an Event of Default shall be continuing, the Trustee shall have and is hereby granted by the Company the right to enter the Project in the exercise of any of the remedies hereinabove provided.

Section 9.06      Remedies Cumulative, Delay Not to Constitute Waiver.

            No remedy conferred upon or reserved to the Issuer, the Trustee or a receiver by this Loan Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity or by statute. The Issuer, Trustee and the Company shall each be entitled to seek specific performance and injunctive or other equitable relief for any breach or threatened breach of any of the provisions of this Loan Agreement, notwithstanding availability of an adequate remedy at law, and each party hereby waives the right to raise such defense in any proceeding in equity. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power, and any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any agreement contained in this Loan Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to a particular breach so waived and shall not be deemed to waive any other breach hereunder. No acceptance of any payments with knowledge of any default shall be deemed a waiver of such default.

Section 9.07      Agreement to Pay Attorneys' Fees and Expenses.

            In the event the Company should default under any of the provisions of this Loan Agreement and the Issuer or Trustee should employ attorneys or incur other expenses for the collection of rent or the enforcement of performance or observance of any obligation or agreement on the part of the Company contained in this Loan Agreement, the Company agrees that it will on demand therefor reimburse the Issuer or Trustee for the reasonable fees of such attorneys and such other expenses so incurred, to the extent permitted by law.

Section 9.08      Recognition of Security Interest in Pledge of
                  Revenues and Income.

            The Company agrees that the Issuer and Trustee, as the case may be, shall have each of the rights of a secured party provided by the Uniform Commercial Code as in effect in the State of Nebraska with respect to the pledge of collateral under this Loan Agreement.

Section 9.09      Exercise of the Issuer's Remedies.

            Whenever any Event of Default shall have occurred and be continuing, Trustee shall exercise any or all of the rights of the Issuer under this Article IX.

                                    ARTICLE X

               SECURITY INTEREST UNDER THE UNIFORM COMMERCIAL CODE

            As provided in this Article X, this Loan Agreement constitutes a "security agreement" under the Uniform Commercial Code of the State of Nebraska (the "UCC") with respect to the following terms and conditions:

      (a) Company hereby pledges and grants to Trustee, as security for the Note and the Series 1994 Bonds, a first priority security interest in all fixtures located at or used in connection with the Project, now owned or hereafter acquired, including all proceeds and products thereof, and all substitutions, replacements and accessories with respect to any such property (for purposes of this section and Article IX the "Collateral").

      (b) All of the terms, provisions, conditions and agreements contained in this Loan Agreement pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Project; and the following provisions of this Section shall not limit the applicability of any other provisions of this Loan Agreement, but shall be in addition thereto;

            (i) Company (being the "debtor" as that term is used in the UCC) is and will be the true and lawful owner of the Collateral, subject to no liens, charges or encumbrances other than the lien hereof and Permitted Encumbrances.

            (ii) The Collateral is to be used by Company solely for business purposes and is being installed in the Project.

            (iii) The Collateral will be kept at the Project and will not be removed, sold, assigned or transferred therefrom by the Company or any other person without the prior written consent of the Trustee (being the "secured party" as that term is used in the UCC), which consent shall not be unreasonably withheld; and the Collateral may be affixed to such real estate but will not be affixed to any other real estate. Trustee may from time to time release collateral as provided in this Loan Agreement.

            (iv) Proceeds of the Collateral are also covered by the lien of this Loan Agreement; however, such provision shall not be construed to mean that the Trustee consents to any sale of the Collateral.

            (v) No financing statement covering any of the Collateral or any proceeds thereof is on file in any public office except pursuant hereto; and Company will at its own cost and expense, upon demand, furnish to Trustee such further information and will execute and deliver to the Trustee such financing statement and other documents in form satisfactory to Trustee and will do all such acts and things as the Trustee may at any time or from time to time reasonably request or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral as security for the indebtedness hereby secured, subject to no adverse liens or encumbrances, other than Permitted Encumbrances; and Company will pay the cost of filing the same or filing or recording such financing statements or other documents in all public offices where filing or recording is deemed by Trustee to be necessary or desirable.

            (vi) Upon an Event of Default hereunder and at any time thereafter (such default not having previously been cured), Trustee at its option may declare the indebtedness hereby secured immediately due and payable and thereupon Trustee shall have the remedies of a secured party under the UCC, including, without limitation, the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose may, so far as Company can give authority therefore, with or without judicial process, enter (if this can be done without breach of the peace) upon any place where the Collateral or any part thereof may be situated and remove the same therefrom (provided that, if the Collateral is affixed to real estate, such removal shall be subject to the conditions stated in the UCC); and the Trustee shall be entitled to hold, maintain, preserve and prepare the Collateral for sale, until disposed of, or may propose to retain the Collateral subject to the Company's right of redemption in satisfaction of the Company's obligations, as provided in the UCC. The Trustee without removal may render the Collateral unusable and dispose of the Collateral at the Project. Trustee may require the Company to assemble the Collateral and make it available to Trustee for its possession at a place to be designated by Trustee which is reasonably convenient to both parties. Trustee will give Company at least five days' notice prior to the time and place of any private sale or any other intended disposition thereof. The requirements of reasonable notice shall be met if such notice is mailed, by certified or registered mail, postage prepaid, to the address of the Company herein set forth at least five days before the time of the sale or disposition. The Trustee or any Bondholder may buy at any public sale, and, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, the Issuer, Trustee or any Bondholder may buy at private sale. Any such sale may be held as part of and in conjunction with any foreclosure sale of the real estate comprised within the Project, the Collateral and real estate to be sold as one lot if the Trustee so elects. The net proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' fees and legal expenses incurred by Trustee shall be applied in satisfaction of the indebtedness hereby secured in accordance with this Loan Agreement. Trustee will account to the Company for any surplus realized on such disposition.

            (vii) The remedies of Issuer and Trustee hereunder are cumulative and the exercise of any one or more of the remedies provided for herein under the UCC shall not be construed as a waiver of any of the other remedies of Issuer and Trustee, including having the Collateral deemed part of the realty upon any foreclosure thereof so long as part of the indebtedness hereby secured remains unsatisfied.

                                   ARTICLE XI

                                   AMENDMENTS

            The Company accepts notice that this Loan Agreement is to be pledged and that the Note has been assigned to the Trustee as security for the Series 1994 Bonds. The Company consents and agrees for the benefit of the Bondholders that, until payment in full of the Series 1994 Bonds or until funds sufficient for such payment have been duly provided, this Loan Agreement may not be effectively amended, changed or modified (except for the purpose of curing any ambiguity or formal defect or omission, or making any other change herein which, in the written opinion of counsel to the Trustee is not to the prejudice of the Series 1994 Bondholders), without the concurring written consent of the Bondholders and the Trustee has and may exercise, by right of subrogation to the Issuer, all rights and remedies of the Issuer provided for in this Loan Agreement, either in its own name or in the name of the Issuer.

                                   ARTICLE XII

                          CONSTRUCTION AND ENFORCEMENT

Section 12.01     Performance of Company's Obligations.

            If the Company shall fail to keep or perform any of its obligations as provided in this Loan Agreement, including, but not limited to, (i) maintenance of insurance, (ii) payment of impositions, (iii) compliance with legal or insurance requirements, or (iv) keeping the Project lien free, then the Trustee, on behalf of the Issuer, may (but shall not be obligated to do so) after the period of written notice to the Company as provided in Article IX shall have expired, and without waiving or releasing the Company from any of its obligations, as an additional but not exclusive remedy, make any such payment or perform any such obligations, and all sums so paid by the Trustee and all necessary incidental costs and expenses incurred by the Trustee in performing such obligation, together with interest thereon, shall be paid to the Trustee on demand, and, if not so paid by Company, Trustee shall have the same rights and remedies as in the case of default by the Company in the payment on the Note.

Section 12.02     Governing Law.

            This Loan Agreement shall be construed and enforced in accordance with the laws of the State of Nebraska. Whenever in this Loan Agreement it is provided that either party shall or will make any payment or perform or refrain from performing any act or obligation, each such provision shall, even though not so expressed, be construed as an express covenant to make such payment or to perform or not to perform, as the case may be, such act or obligation.

Section 12.03     No Pecuniary Liability of the Issuer.

            This Loan Agreement is entered into under and pursuant to the provisions of the Act, and no provision hereof shall be construed so as to give rise to a pecuniary liability of the Issuer or a charge against its general credit or taxing powers. All obligations of the Issuer arising herefrom are limited to the proper application of the proceeds of the sale of the Series 1994

Bonds and the payments on the Note and the other funds received by it in connection herewith.

Section 12.04     Assignment of Note; Company Unconditionally Obligated.

            All rights of the Issuer hereunder (except the right to receive payments, if any, under Section 4.04, Section 7.06, Section 7.08 and Article IX, and the right to expenses and attorneys' fees under Article IX hereof) are to be assigned, pledged, mortgaged and transferred to the Trustee as security for the Series 1994 Bonds, but subject to the Company's rights hereunder. The rights of the Trustee or any party or parties on behalf of whom the Trustee is acting (including specifically, but without limitation, the right to receive the principal and interest payments on the Note and other sums to be paid hereunder) shall not be subject to any abatement, defense, set off, counterclaim or recoupment whatsoever, whether arising by reason of any costs, event or circumstance referred to in Section 4.05 hereof, any failure or defect in title, or out of any breach of any obligation of the Issuer hereunder or by reason of any other indebtedness or liability at any time owing by the Issuer to the Company, it being the intent hereof that the Company shall be absolutely and unconditionally obligated to pay all payments on the Note and other sums provided hereunder to the Trustee.

Section 12.05     No Rights to Set-Off.

            Company agrees that so long as any Series 1994 Bonds are outstanding the Company shall have no right to set-off or reduce or abate its payments on the Note or other payments hereunder as a result of a default by the Issuer.

Section 12.06     Delegation of Duties.

            The parties agree that under the terms of this Loan Agreement, the Issuer has delegated certain of its duties hereunder to the Company and to the Trustee. The fact of such delegation shall be deemed sufficient compliance by the Issuer to satisfy the duties so delegated and the Issuer shall not be liable in any way by reason of acts done or omitted by the Company, the Trustee or any of their employees or agents. The Issuer shall have the right at all times to act in reliance upon the authorization, representation or certification of the Company or the Trustee.

Section 12.07 Reference to Series 1994 Bonds Ineffective After Series 1994 Bonds Paid.

            Upon payment in full of the Series 1994 Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Indenture), all references in this Loan Agreement to the Series 1994 Bonds, the Trustee and the Bondholders shall be ineffective and the Trustee Bondholders shall thereafter have no rights hereunder, saving and excepting those that shall have theretofore vested.

Section 12.08     Severability.

            In case any section or provision of this Loan Agreement, or in case any covenant, stipulation, obligation, agreement, act or action or part thereof, made, assumed, entered into or taken under this Loan Agreement, or any application thereof, is for any reason held to be illegal or invalid, or is at any time inoperable by reason of any law or actions thereunder, such illegality, invalidity or inoperability shall not affect the remainder thereof or any other section or provision of this Loan Agreement or any other covenant stipulation, obligation, agreement, act or action, or part thereof, made, assumed, entered into or taken under this Loan Agreement which shall at the time be construed and enforced as if such illegal, invalid or inoperable portion were not contained therein, nor shall such illegality, invalidity or inoperability or any application thereof affect any legal, valid or operable application thereof from time to time, and each such section, provision, covenant, stipulation, obligation, agreement, act or action, or part thereof, shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent from time to time permitted by law.

Section 12.09     Benefit of Bondholders.

            This Loan Agreement is executed in part to induce the purchase by the Bondholders of the Series 1994 Bonds to be issued by the Issuer to finance the cost of the Project, and accordingly all covenants and agreements on the part of the Company and the

Issuer and the pledge of revenues and income granted and obtained as set forth in this Loan Agreement are hereby declared to be for the benefit of the registered owner from time to time of the Series 1994 Bonds issued by the Issuer to finance the cost of the Project and persons claiming through such registered owners.

Section 12.10     Further Limitations.

            Anything in this Loan Agreement to the contrary notwithstanding, it is expressly understood and agreed by the parties hereto that:

      (a) The Issuer may rely conclusively on the truth and accuracy of any certificate, opinion, notice or other instrument furnished to the Issuer by the Trustee, Bondholders or the Company as to the existence of a fact or state of affairs required hereunder to be noticed by the Issuer.

      (b) The Issuer shall not be under any obligation to perform any record keeping or to provide any legal service, it being understood that services shall be performed or provided for by the Trustee, Bondholders or the Company.

      (c) None of the provisions of this Loan Agreement shall require the Issuer to expend or risk its own funds or otherwise endure financial liability in the performance of any of its duties or in the exercise of any of its rights hereunder, unless it shall first have been adequately indemnified to its satisfaction against the costs, expenses and liabilities which may be incurred thereby.

                                  ARTICLE XIII

                                  MISCELLANEOUS

Section 13.01     Access.

            Whenever in this Loan Agreement the Issuer or the Trustee is given the right of inspection of or entry into or upon the Project or any part thereof, it is understood and agreed that such inspection or entry shall be performed at reasonable times and in a reasonable manner so as not to unduly interfere with the business operations of the Company carried on therein.

Section 13.02     Binding Effect.

            This Loan Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, subject, however, to the limitations contained in Sections 7.06, 8.01,
8.02 and 12.07 hereof.

Section 13.03     Counterparts.

            This Loan Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same Loan Agreement.

Section 13.04     Notices.

            Any notice, demand, certificate, request, instrument or other communication authorized or required by this Loan Agreement shall be deemed to have been sufficiently given or filed for all purposes of this Loan Agreement if and when mailed by registered mail, return receipt requested, postage prepaid, addressed as follows:

IF TO THE ISSUER:                   Nebraska Investment Finance Authority
                                    1033 "O" Street, Suite 218
                                    Lincoln, NE 68508

IF TO THE BORROWER:                 Transcrypt International, Ltd.
                                    1620 North 20th Street
                                    Lincoln, NE  68503

IF TO THE TRUSTEE:                  Norwest Bank Nebraska, N.A.
                                    1919 Douglas Street, Box 3408
                                    Omaha, NE 68103

            Any person may, by notice given hereunder, specify any further or different addresses to which subsequent notices, certificates, request or other communications shall be sent.

Section 13.05 Acceptance and Acknowledgment of the Trust Indenture.

            The Company hereby agrees to the terms and conditions of the Trust Indenture, including without limitation, such provisions therein as provide for duties and responsibilities, including payment of certain fees and expenses, of the Company and the Company specifically accepts such duties and responsibilities.

            IN WITNESS WHEREOF, the Nebraska Investment Finance Authority, being hereunto duly authorized by a valid and subsisting Resolution duly adopted, has caused this Loan Agreement to be executed and delivered in its name and on its behalf under its seal by its officer thereunder duly authorized, and Company has caused this Loan Agreement to be executed and delivered in its name and on its behalf by its officers thereunder duly authorized, all as of the date set forth on the cover page hereof.

                                          The Nebraska Investment
                                          Finance Authority



                                          By:_____________________________
                                             Executive Director

                                          Transcrypt International, Ltd.,
                                          a Nebraska limited partnership

                                          By: Transcrypt International,
                                                Inc., General Partner


                                          By:_____________________________
                                                Its Chairman


            The Trustee hereby accepts assignment of this Loan Agreement pursuant to the Trust Indenture and agrees to the terms and conditions hereof.

                                          NORWEST BANK, NEBRASKA,
                                          NATIONAL ASSOCIATION, Trustee



                                    By:   ________________________________


                                          Its: ___________________________

                                    EXHIBIT A

                                Legal Description


      Lot 1, Highlands Coalition 2nd Addition, Lincoln,
      Lancaster County, Nebraska






                             Description of Project


      Manufacturing facility to be constructed in accordance with the standard form of Agreement between Owner and Contractor dated October 21, 1993, between Company and Hank Buis Construction Co., Inc., as amended.

                                    EXHIBIT B

                                      Note
$850,000                                                      January 15, 1994


            FOR VALUE RECEIVED, the undersigned Transcrypt International, Ltd., Lincoln, Nebraska, a Nebraska limited partnership ("Company"), hereby promises to pay to The Nebraska Investment Finance Authority ("Issuer"), or its assigns, at the principal banking office of Norwest Bank Nebraska, N.A., Omaha, Nebraska, the principal sum of Eight Hundred Fifty Thousand Dollars ($850,000).

            Principal and interest payments on this Promissory Note shall be in the amount necessary to pay principal and interest, as the same fall due, on Issuer's Industrial Development Revenue Bonds (Transcrypt International, Ltd. Project), Series 1994 (the "Series 1994 Bonds"), issued pursuant to a Trust Indenture dated as of January 15, 1994 (the "Indenture"), by and between Issuer and Norwest Bank Nebraska, N.A., Omaha, Nebraska, as Trustee (the "Trustee").

            Interest on this Note shall be payable on April 15, 1994, and quarterly thereafter on July 15, October 15, January 15 and April 15 of each year. Principal on this Note shall be payable on January 15, 2004 and shall bear interest from the date of this Note at the rate of 6.25% per annum, computed on the basis of a 360 day year consisting of 12 thirty day months.

            As provided in Section 2.11 of the Indenture, in the Event of a Determination of Taxability, the outstanding principal amount due on the Note shall bear interest at a rate of eight and one/fourth percent (8.25%) per annum from and after the Taxable Date, all as defined in the Indenture.

            This Note is issued pursuant to and is secured by a Loan Agreement of even date herewith between Company and Issuer (the "Loan Agreement") wherein, among other things, the Issuer has agreed to loan to the Company and the Company has agreed to borrow from the Issuer the proceeds derived by Issuer from the sale of the Series 1994 Bonds. The Bonds are issued pursuant to the Indenture.

This Note is also secured by a Deed of Trust and Construction Security Agreement from Company to Trustee dated as of the date of the Note.

            Upon the occurrence of any Event of Default as described in the Loan Agreement, all unpaid principal and interest of this Note may be declared to be forthwith due and payable if and in the manner and with the effect provided in the Loan Agreement. Failure to exercise this right shall not constitute a waiver of the right to exercise the same in the event of any subsequent occurrence of such an event of default. If this Note shall be placed in the hands of an attorney or attorneys for collection, Company agrees to pay in addition to the amount due hereon, the reasonable costs and expenses of collection, including reasonable attorney's fees.

            Company may prepay the Note in whole or in part at any time, or from time to time at a prepayment price equal to the redemption price for any Series 1994 Bonds. Prepayments shall be applied first to interest, with the remainder to principal. Company shall prepay the Note in full following damage or destruction of the Project if Company elects not to repair or reconstruct the Project as provided in the Indenture or in the event of a taking in condemnation of the Project to the extent it cannot be reasonably replaced or restored as provided in the Loan Agreement and in the Indenture.

            The liability of Company and of any guarantor of the Note or any successor, assign or personal representative of any of the foregoing to any person or entity under this Note is joint and several, absolute and irrevocable, and shall not be limited to Company's interest in the Project and the Loan Agreement, and any person or entity shall not be required to look exclusively thereto or to the Deed of Trust for payment of all obligations arising out of this Note or any other agreement securing the obligations of the Company or the Series 1994 Bonds.

            All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

            Signed as of the 15th day of January, 1994.

                                          Transcrypt International, Ltd.,
                                          a Nebraska limited partnership

                                          By: Transcrypt International,
                                                Inc., General Partner




                                          By:_____________________________
                                                Its Chairman

            FOR VALUE RECEIVED, the Nebraska Investment Finance Authority, hereby assigns all of its right, title and interest in and to the above Promissory Note, dated January 15, 1994, to Norwest Bank Nebraska, N.A., Omaha, Nebraska, as Trustee, or to its successor or successors as Trustee, under that certain Indenture of Trust, dated January 15, 1994, by and between the undersigned and said Trustee. This assignment is made without recourse.

DATED as of January 15, 1994

                                          Nebraska Investment Finance
                                          Authority


                                          By:_____________________________
                                                Its Executive Director

                                    EXHIBIT C

                    Outstanding Industrial Development Bonds

                                      None

                                    EXHIBIT D

                             Permitted Encumbrances

                                      None


                                       D-1